Exhibit 99.1

                           THACKERAY CORPORATION NEWS

           CONTACT:                                              FOR RELEASE:
           Jules Ross                                            Immediately
           Vice President, Finance                               March 28, 2005
           (212) 564-3393

           New York, New York - Thackeray Corporation reported today the following results of operations:


                                                    Year ended December 31,
                                                  2004                   2003
                                                  ----                   ----

Operating Expenses                            $1,040,000              $383,000

Gain on Sales of Real Estate                  $3,920,000                 ---

Gain on Sale of Partnership Interest            $250,000                 ---

Net income/(Loss)                             $3,156,000             ($383,000)

Net Income/(Loss) per share                        $0.62                ($0.07)

Number of Shares                               5,107,401             5,107,401